UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2008

Cooper Industries, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	1-31330	98-0355628
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Travis, Suite 5600, Houston, Texas		77002-1001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-209-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2008, Cooper Industries, Ltd. ("Cooper") announced that its subsidiary, Cooper US, Inc. a Delaware corporation, completed the issuance of its $300 million 5.45% Senior Notes due 2015. The press release is attached as Exhibit 99.1 to this Current Report.

Interest on the Notes will accrue from March 27, 2008 and will be payable on April 1 and October 1 of each year, beginning October 1, 2008. The Notes mature on April 1, 2015. The Notes are fully and unconditionally guaranteed by Cooper Industries, Ltd. and Cooper’s principal electrical subsidiaries – Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Lighting, LLC, Cooper Power Systems, LLC and Cooper Wiring Devices, Inc.

The Notes are senior unsecured obligations of Cooper US. Cooper US may redeem the Notes at its option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

• 100% of the principal amount of the Notes being redeemed; and
• the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the redemption date.

If Cooper experiences a "change of control repurchase event," Cooper US will be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Cooper press release dated March 27, 2008 titled "Cooper Industries Completes $300 Million Offering Of Seven-Year Notes."

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries, Ltd.

March 27, 2008	By:	Terrance V. Helz

Name: Terrance V. Helz
Title: Associate General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Cooper press release dated March 27, 2008 titled "Cooper Industries Completes $300 Million Offering of Seven-Year Notes."